Exhibit 99.1

Audit Committee Charter

Commencing November 11, 2015, the date this Audit Committee Charter was approved and authorized by the Board of Directors of Global Future City Holdings, Inc. (the “Company”), the Audit Committee (the “Committee”) of the Company will have the oversight responsibility, authority and specific duties as described below:

Members

The Board of Directors appoints an Audit Committee of at least three members, consisting entirely of independent directors, and designates one member as chairperson or delegates the authority to designate a chairperson to the Audit Committee.  Members of the Audit Committee are appointed by the Board of Directors upon the recommendation of the Nominating and Corporate Governance Committee. For purposes hereof, the term “independent” shall mean a director who meets standards of NASDAQ independence for directors and audit committee members, as determined by the Board.

 Each member of the Audit Committee must be financially literate, as determined by the Board. In addition, at least one member of the Committee must be an “audit committee financial expert,” as determined by the Board in accordance with Securities and Exchange Commission (“SEC”) rules.

Purpose, Duties, and Responsibilities

The purpose of the Audit Committee, at a minimum, must be to:

1.	Represent and assist the Board of Directors in discharging its oversight responsibility relating to: (i) the accounting, reporting, and financial practices of the Company and its subsidiaries, including the integrity of the Company’s financial statements; (ii) the surveillance of administration and financial controls and the Company’s compliance with legal and regulatory requirements; (iii) the outside auditor’s qualifications and independence; and (iv) the performance of the Company’s internal audit function and the Company’s outside auditor; and
2.	Prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement (if any)

Among its specific duties and responsibilities, the Audit Committee shall:

1.	Be directly responsible, in its capacity as a committee of the Board, for the appointment, compensation, retention and oversight of the work of the outside auditor including a review and evaluation of the lead partner. In this regard, the Audit Committee shall appoint and retain, [subject to ratification by the Company’s stockholders], compensate, evaluate, and terminate when appropriate, the outside auditor, which shall report directly to the Audit Committee.
2.	Obtain and review, at least annually, a report by the outside auditor describing: (A) the outside auditor’s internal quality control procedures; and (B) any material issues raised by the most recent internal quality-control review, or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the outside auditor, and any steps taken to deal with any such issues.

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3.	Approve in advance all audit and permissible non-audit services to be provided by the outside auditor, and establish policies and procedures for the pre-approval of audit and permissible non-audit services to be provided by the outside auditor.
4.	Consider, at least annually, the independence of the outside auditor, including whether the outside auditor’s performance of permissible non-audit services is compatible with the auditor’s independence, and obtain and review a report by the outside auditor describing any relationships between the outside auditor and the Company and any other relationships that may adversely affect the independence of the auditor.
5.	Review and discuss with the outside auditor: (A) the scope of the audit, the results of the annual audit examination by the auditor, and any problems or difficulties the auditor encountered in the course of its audit work and management’s response; and (B) any reports of the outside auditor with respect to interim periods.
6.	Review and discuss with management and the outside auditor the annual audited and quarterly financial statements of the Company, including: (A) an analysis of the auditor’s judgment as to the quality of the Company’s accounting principles, setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; (B) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including accounting policies that may be regarded as critical; and (C) major issues regarding the Company’s accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles and financial statement presentations.
7.	Recommend to the Board based on the review and discussion described in paragraphs (iv) —(vi) above, whether the financial statements should be included in the Annual Report on Form 10-K.
8.	Receive reports from the outside auditor and management regarding, and review and discuss the adequacy and effectiveness of, the Company’s internal controls, including any significant deficiencies in internal controls and significant changes in internal controls reported to the Audit Committee by the outside auditor or management.
9.	Receive reports from management regarding, and review and discuss the adequacy and effectiveness of, the Company’s disclosure controls and procedures.
10.	Review and discuss with the principal internal auditor of the Company the scope and results of the internal audit program.
11.	Review and discuss earnings press releases, and corporate practices with respect to earnings press releases and financial information and earnings guidance provided to analysts and ratings agencies.
12.	Review and discuss the Company’s practices with respect to risk assessment and risk management.
13.	Review and discuss the Company’s Environmental, Health and safety requirements and compliance with legal and regulatory requirements.
14.	Review and discuss with management and the independent auditors any correspondence with regulators or governmental agencies or published reports that raise material issues regarding the Company’s financial statements and accounting standards.
15.	Oversee the Company’s compliance systems with respect to legal and regulatory requirements and review the Company’s codes of conduct and programs to monitor compliance with such codes.
16.	Review and approve any related party transactions between the company and its directors.
17.	Establish procedures for handling complaints regarding accounting, internal accounting controls and auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters.
18.	Establish policies for the hiring of employees and former employees of the outside auditor.
19.	Annually evaluate the performance of the Audit Committee and assess the adequacy of the Audit Committee charter.

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Outside Advisors

The Audit Committee shall have direct access to the independent auditor, the authority to conduct any investigation appropriate to fulfilling its responsibilities, the authority to retain such outside counsel, accountants, experts and other advisors as it determines appropriate to assist in the performance of its functions, and shall receive appropriate funding, as determined by the Audit Committee, from the Company for payment of compensation to any such advisors.

Meetings

The Audit Committee shall meet at least quarterly, either in person or telephonically, and at such times and places as the Audit Committee shall determine. The Audit Committee shall meet periodically in separately executive sessions with each of management, the principal internal auditor of the Company, the outside auditor, and the general counsel. The Audit Committee shall report regularly to the full Board of Directors with respect to its activities. The majority of the members of the Audit Committee shall constitute a quorum.

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